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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 14, 1998



                       THE WASHINGTON WATER POWER COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Washington                 1-3701                      91-0462470
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(State or other jurisdiction of    (Commission                (I.R.S. Employer
incorporation or organization)     File Number)              Identification No.)


1411 East Mission Avenue, Spokane, Washington                   99202-2600
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:             509-489-0500



                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER INFORMATION


On August 17, 1998, the Company announced the details of a dividend restructuring plan and broad corporate refocus, as well as a name change for the Company. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Changes underway in the utility and energy industries are creating new opportunities to expand the Company's businesses and serve new markets. In pursuing such opportunities, the Company is shifting its strategic direction to growth in order to achieve its goal of becoming a diversified North American energy company. The Company's strategies are described below.

ENERGY

The Company seeks to strengthen its position of leadership in energy delivery and generation as well as energy trading and marketing on a local, regional and national basis. The Company will seek to increase its asset and customer base through a focus on acquisitions and strategic alliances in all parts of its business. The Company intends to focus on growing its core energy business by seeking to acquire control of physical assets, specifically power generation assets and electric and natural gas transmission and distribution assets. The Company expects that initial growth will come at a local and regional level, with national growth to follow. Key strengths of the Company today include its position as one of the lowest cost producers of power in the nation, expertise in hydroelectric and power system management, plus capabilities in trading and wholesale and retail marketing of natural gas and electric energy. The Company is also continuing to develop a unique approach to commercialization of fuel cell technology.

Locally. The Company is a long-standing leader in the Northwest region of the United States, providing some of the lowest cost energy to its customers. The Company's strategy is to add selectively to its already strong foundation of state-regulated utility assets to solidify its position as a leading supplier of a low-cost electric and natural gas energy services.

Regionally. The Company intends to add to its regulated and non-regulated assets on a regional basis and participate in industry consolidation to further optimize its assets and create greater economies of scale. In addition to energy delivery and generation, the Company plans to concentrate on growing its energy trading and marketing business. The strong growth in this business is driven by the Company's significant base of knowledge and experience in the operation of physical systems - for both natural gas and electric energy - in the region, as well as its relationship-focused approach to the customer.

Nationally. The Company's strong regional energy trading and marketing skills serve as a platform for the Company's growing national presence. The Company will seek to expand its customer base through relationships with other energy providers outside the Company's Northwest stronghold and thereby leverage its existing trading and marketing skills.

NON-ENERGY

The Company conducts the majority of its non-energy business through its wholly owned subsidiary Pentzer Corporation. Pentzer's business strategy is to acquire controlling interests in a broad range of middle market companies, facilitate improved productivity and growth, and ultimately sell such companies to the public or a strategic buyer.

The Company's growth strategy will expose the Company to risks associated with rapid expansion, challenges in recruiting and retaining qualified personnel, risks associated with acquisitions and joint ventures and increasing competition. In addition, growth in the energy and trading and marketing business will expose the Company to increased financial and credit risks associated with commodity trading activities. The Company believes that its extensive experience in the electric and natural gas business, coupled with its strong management team, will allow the Company to effectively manage its transition to a diversified North American energy company.


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SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE WASHINGTON WATER POWER COMPANY
                                                  (Registrant)



Date:     August 19, 1998                      /s/ JON E. ELIASSEN
                                             -------------------------------
                                                   Jon E. Eliassen
                                              Senior Vice President, Chief
                                             Financial Officer and Treasurer
                                               (Principal Accounting and
                                                  Financial Officer)